UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Applegate Drive, Robbinsville, NJ	08691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 632-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On December 4, 2007, American Bank Note Holographic, Inc. (the “Company”) entered into Amendment No. 4 (the “Amendment”) to its Hologram Agreement, dated February 28, 2003, with MasterCard International Incorporated (“MasterCard”) as previously reported in the Company’s Form 8-K filed with the Securities and Exchange Commission on December 10, 2007. Pursuant to the terms of the Amendment, among other things, the Company will act as a Preferred Partner Sponsor of MasterCard Security and Risk Conferences. The Company will pay MasterCard a sponsorship fee of $125,000 per quarter for 21 quarters with the first payment due prior to December 31, 2007.

The Company has determined, in accordance with the guidance in the Financial Accounting Standards Board’s Emerging Issues Task Force (ETIF) No. 01-09 “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)”, that the $2,625,000 aggregate payments to be made to MasterCard as a Preferred Partner Sponsor of MasterCard Security and Risk Conferences should be recorded as a reduction of revenue in the quarter ending December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: December 21, 2007	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer